Exhibit 99.4

STONERIDGE COMMENCES TENDER OFFER FOR ITS 11 1/2% SENIOR NOTES DUE 2012 AND RELATED CONSENT SOLICITATION

WARREN, Ohio — September 20, 2010 — Stoneridge, Inc. (NYSE: SRI) (the “Company”) today announced that it has commenced a tender offer to purchase for cash any and all of its 11 ½% Senior Notes Due 2012 (the “Notes”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated the date hereof (as it may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as it  may be amended or supplemented from time to time, the “Letter of Transmittal” and collectively with the Statement, the “Offer Documents”).   Concurrently with the tender offer, and on the terms and subject to the conditions set forth in the Statement, the Company is soliciting consents of holders of the Notes that would eliminate most of the restrictive covenants and certain of the events of default contained in the indenture governing the Notes.

The consent payment deadline is 5:00 p.m., New York City time, on October 1, 2010 (such time and date, as it may be extended, the “Consent Payment Deadline”), and the tender offer will expire at 11:59 p.m., New York City time, on October 18, 2010 (such time and date, as it may be extended, the “Expiration Time”), in each case unless earlier terminated by the Company. Notes tendered may be withdrawn at any time at or before the Consent Payment Deadline but not thereafter.

The total consideration for each $1,000 principal amount of Notes validly tendered at or before the Consent Payment Deadline and purchased pursuant to the tender offer will be $1,002.50.  The total consideration includes a payment of $2.50 per $1,000 principal amount of Notes payable only in respect of Notes tendered with consents at or before the Consent Payment Deadline.   Holders validly tendering Notes after the Consent Payment Deadline but at or before the Expiration Time will be eligible to receive only the tender offer consideration of $1,000.00 per $1,000 principal amount of Notes, namely an amount equal to the total consideration less the consent payment.  In addition, holders whose Notes are purchased in the tender offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the applicable payment date for the Notes.  Tenders of Notes will be accepted only in principal amounts of $1,000 or integral multiples thereof.

The Company has reserved the right, at any time following the Consent Payment Deadline but prior to the Expiration Time (the “Early Acceptance Date”), to accept for purchase all Notes validly tendered and not validly withdrawn before the Early Acceptance Date.  If the Company elects to exercise this option, the Company will pay the total consideration or tender offer consideration, as the case may be, for the Notes accepted for purchase at the Early Acceptance Date on a date (the “Early Payment Date”) promptly following the Early Acceptance Date.  Also, on the Early Payment Date, if any, the Company will pay accrued and unpaid interest to, but not including, the Early Payment Date, on Notes accepted for purchase at the Early Acceptance Date.

Subject to the terms and conditions of the tender offer being satisfied or waived, the Company will, after the Expiration Time (the “Final Acceptance Date”), accept for purchase all Notes validly tendered before the Expiration Time (and not validly withdrawn before the Consent Payment Deadline) (or if the Company has exercised its early purchase option described above, all Notes validly tendered after the Early Acceptance Date and before the Expiration Time).  The Company will pay the total consideration or tender offer consideration, as the case may be, for Notes accepted for purchase at the Final Acceptance Date on a date (a “Final Payment Date”) promptly following the Final Acceptance Date.  Also, on the Final Payment Date, we will pay accrued and unpaid interest to, but not including, the Final Payment Date, on Notes accepted for purchase at the Final Acceptance Date.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered and not withdrawn pursuant to the tender offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Statement, including, among others, the Company’s receipt of consent of the holders of at least a majority in principal amount of the outstanding Notes to the proposed amendments and the Company’s receipt of aggregate proceeds (before initial purchasers’ discounts, fees and other offer expenses) of at least $175.0 million from a private offering of new senior secured notes, on terms satisfactory to the Company.  In no event will the information contained in this release or the Offer Documents regarding the new notes constitute an offer to sell or a solicitation of an offer to buy any new notes.

The Notes are currently redeemable at $1,000.00 per $1,000 principal amount of the Notes.  If Notes are tendered and accepted for purchase pursuant to the tender offer, the Company expects to redeem any Notes not tendered and accepted for purchase pursuant to the tender offer.  If the Company elects to exercise its early purchase option, it expects to issue the notice of redemption on the date that option is exercised.  The notice of redemption will be issued upon the terms and conditions set forth in the indenture governing the Notes, as it may be amended pursuant to the consent solicitation.  If Notes are not purchased pursuant to the offer, but the private offering of new notes is completed, the Notes will be called for redemption concurrent with the closing of the private offering.  This Statement does not constitute a notice of redemption or an obligation to issue a notice of redemption.

The depositary and information agent for the tender offer and consent solicitation is Global Bondholder Services Corporation. The dealer manager for the tender offer and solicitation agent for the consent solicitation is J.P. Morgan Securities LLC ((800) 245-8812 (toll-free) and (212) 834-2046 (collect)).

The Offer Documents will be distributed to holders of Notes promptly. Holders with questions or who would like additional copies of the offer documents may call the information agent, Global Bondholder Services Corporation, toll-free at (866) 470-3900. (Banks and brokers may call collect at (212) 430-3774.)

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The offer and the consent solicitation are being made only pursuant to the Offer Documents that the Company will be distributing to holders promptly. Holders and investors should read carefully the Offer Documents because they contain important information, including the various terms and conditions of the offer and the consent solicitation.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the medium- and heavy-duty truck, automotive and agricultural and off-highway vehicle markets.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.  Things that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss or bankruptcy of a major customer; the costs and timing of facility closures, business realignment or similar actions; a significant change in medium- and heavy-duty truck, automotive or agricultural and off-highway vehicle production; our ability to achieve cost reductions that offset or exceed customary-mandated selling price reductions; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; the amount of debt and the restrictive covenants contained in our asset-backed credit facility; customer acceptance of new products; capital availability or costs, including changes in interest rates or market perceptions; the failure to achieve successful integration of any acquired company or business; the occurrence or non-occurrence of circumstances beyond our control; and the items described in “Risk Factors” in the Company’s public filings.  In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release.  The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.  Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance
330/856-2443